                                                                     EXHIBIT 3.1


                            CERTIFICATE OF FORMATION
                                       OF
                      GREEN TREE LEASE FINANCE 1999-1, LLC


     This Certificate of Formation of Green Tree Lease Finance 1999-1, LLC (the "Company") is executed and filed by the undersigned, as organizer, to form a limited liability company under the Delaware Limited Liability Company Act (the "Act").

     1. The name of the Company is Green Tree Lease Finance 1999-1, LLC.

     2. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     4. The only duties of the member or members of the Company to the Company or to each other in respect of the Company shall be those established in the limited liability company agreement (as that term is defined in the Act), and there shall be no other express or implied duties of the members of the Company to the Company or to each other in respect of the Company.

     5. Each manager of the Company shall owe duties of care and loyalty to the Company and the member or members of the Company. A manager of the Company shall not be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a manager except (a) for any breach of the manager's duty of loyalty to the Company or the members; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or (c) for any transaction from which the manager derived an improper personal benefit.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 10th day of August, 1999.


                                       /s/ Charles F. Sawyer
                                       -----------------------------------------
                                       Charles F. Sawyer, Organizer

              CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
                                       OF
                      GREEN TREE LEASE FINANCE 1999-1, LLC


     It is hereby certified that:

     1. The name of the limited liability company (hereinafter called the "Company") is Green Tree Lease Finance 1999-1, LLC.

     2. The certificate of formation of the Company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

     "1. The name of the Company is Conseco Finance Lease 2000-1, LLC."


Executed on January 24, 2000



                                       /s/ Charles F. Sawyer
                                       -----------------------------------------
                                       Charles F. Sawyer, Authorized Person